CONFORMED COPY
INCREASE CONFIRMATION

To:	Lloyds Bank Plc as Agent
From:	U.S. Bank N.A. (the Accordion Lender)
Dated:	31 July, 2014

Dear Sirs

Innospec Inc. – U.S.$150,000,000 Facility Agreement originally dated 14 December 2011 (as subsequently amended and restated) (the Facility Agreement)

1.	We refer to the Facility Agreement. This is an Increase Confirmation. Terms Defined in the Facility Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.5 (Voluntary Increase) of the Facility Agreement.

3.	The Accordion Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Facility Agreement.

4.	The proposed date on which the Relevant Commitment is to take effect (the Increase Date) is June 31, 2014.

5.	On the Increase Date, the Accordion Lender becomes party to the relevant Finance Documents as a Lender.

6.	The Facility Office and address, fax number and attention details for notices to the Accordion Lender for the purposes of Clause 31 (Notices) are set out in the Schedule.

7.	The Accordion Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (h) of Clause 2.5 (Voluntary increase).

8.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

9.	This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Accordion Lender

Commitment: U.S. Bank N.A. - $20,000,000

Note: contact details and accounts numbers remove for conformed copy

Facility office address: Fax number: Attention details for notices: Contact name- Contact Phone Number – Email – Account details for payments:

GREG BLANCHARD Accordion Lender By: Greg Blanchard Vice President U.S. Bank N.A.

This Facility Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Agent.

The Increase Date is confirmed as 31 July 2014.

…IAIN G. BROWN Agent By: IAIN G. BROWN